UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2003

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METHODE ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-2816	36-2090085
State of Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

7401 West Wilson Avenue, Chicago, Illinois 60706
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 867-6777

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. Other Events

                    On July 14, 2003, the William J. McGinley Marital Trusts gave notice of termination of the Agreement dated August 19, 2002, as amended December 26, 2002, by and among Methode Electronics, Inc.; Marital Trust No. 1 and Marital Trust No. 2 each created under the William J. McGinley Trust; Jane R. McGinley; Margaret J. McGinley; James W. McGinley; and Robert R. McGinley (the “Agreement”).  A copy of the Notice of Termination is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                    On July 14, 2003, the Company issued a press release to announce that the William J. McGinley Marital Trusts gave notice of termination of the Agreement.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits

(c)           Exhibits

99.1                           Notice of Termination, dated July 14, 2003, of the Agreement dated August 19, 2002, as amended December 26, 2002, by and among Methode Electronics, Inc.; Marital Trust No. 1 and Marital Trust No. 2 each created under the William J. McGinley Trust; Jane R. McGinley; Margaret J. McGinley; James W. McGinley; and Robert R. McGinley.

99.2                           Methode Electronics, Inc. Press Release issued July 14, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METHODE ELECTRONICS, INC.

Date: July 14, 2003	By:	/s/ Douglas A. Koman
Douglas A. Koman
Vice President, Corporate Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1

Notice of Termination, dated July 14, 2003, of the Agreement dated August 19, 2002, as amended December 26, 2002, by and among Methode Electronics, Inc.; Marital Trust No. 1 and Marital Trust No. 2 each created under the William J. McGinley Trust; Jane R. McGinley; Margaret J. McGinley; James W. McGinley; and Robert R. McGinley.

99.2	Methode Electronics, Inc. Press Release issued July 14, 2003.